EXHIBIT 10.12

MAF BANCORP, INC.

FORM OF LONG-TERM INCENTIVE COMPENSATION AWARD AGREEMENT

UNDER THE MAF BANCORP, INC. INCENTIVE COMPENSATION PLAN

Type of Award:	Performance Share Units

Name of Recipient:	APPENDIX A

Number of Performance Unit Awards:	APPENDIX A

Effective Date of Performance Unit Award:	[Date]

Performance Period Applicable to Performance Unit Award:	[Dates]

Performance Criteria/ Value of Performance Unit Awards:	(a)	The total value of the Performance Unit Award is to be determined on [ date ].

	(b)	The award will have no value unless the stock price appreciation and reinvested dividends (“Total Shareholder Return”) of MAF Bancorp, Inc. common stock during the three year performance period (determined at the end of such period) is % or greater.

	(c)	Assuming the criteria in (b) above is met, the value of each performance unit award will be determined based on the Total Shareholder Return of MAF Bancorp, Inc. common stock for the three-year performance period (determined at the end of such period) relative to the total returns of the companies in the S & P 500 index for this same period. The Company’s percentile rank in Total Shareholder Return shall be determined by subtracting from 100%, the percentage determined by dividing the sum of (a) one, plus (b) the number of companies included in the S&P 500 Index at the end of the applicable performance period who have a Total Shareholder Return greater than that of the Company, by (c) 501. Specific values are to be based on the following chart:

MAF Bancorp Total Shareholder Return Percentile Rank Among S & P 500 Index Companies	Performance Unit Value
50th	$50
55th	75
60th	100
65th	117
70th	133
75th	150
80th	167
85th	183
90th	200

Award Payments:		To be made in cash within 30 days of the date in which the Committee certifies in writing the extent to which the applicable Performance Criteria were, in fact, achieved and the amounts to be paid or delivered hereunder as a result thereof.

Effect of Termination of Employment because of:

(a)	Death, Disability or Retirement:	The recipient will be entitled to a pro rata payment (at the same time active participants receive their Performance Unit Award payments) based on the number of full months of employment during such Performance Period relative to the total months in the original Performance Period (normally 36 months).

(b)	Cause:	The recipient will forfeit all rights relative to the Performance Unit Awards.

(c)	Change in Control:	The Company’s total shareholder return will be deemed to be ranked in the 90th percentile among S&P 500 Index companies. The award shall then be reduced based on the ratio of the number of months completed in the performance period relative to the total number of months in the original Performance Period (normally 36 months).

(d)	other reasons:	The recipient will forfeit all rights relative to the Performance Unit Awards.

Definitions.

(a)	“Affiliate” means the Company and any other direct or indirect subsidiary of the Company.

(b)	“Change in Control” shall have the meaning set forth in the MAF Incentive Compensation Plan.

(c)	“Resignation” means Employee’s relinquishment of service as an employee with the Company and all Affiliates.

(d)	“Retirement” means any Resignation or Termination of employment with the Company and all Affiliates, other than due to death or Termination for Cause, (i) on or after the Employee’s normal retirement date or early retirement date as from time to time set forth under any tax-qualified plan of the Company or any Affiliate which covers the Employee.

(e)	“Termination” means a termination of the employment of Employee by the Company and all of its Affiliates for any reason, other than Resignation or a Termination For Cause, including, but not limited to, permanent disability (as determined by the Committee in accordance with the Code after receipt of medical advice) or death.

(f)	“Termination For Cause” means a termination of the employment of Employee by the Company or any Affiliate due to:

(i) The commission by Employee, as reasonably determined by the Committee, of any theft, embezzlement or felony against, or in a matter related to, the Company or any Affiliates;

(ii) The commission of an unlawful or criminal act by Employee resulting in material injury to the business or property of the Company or Affiliates or of an act generally considered to involve moral turpitude, all as reasonably determined by the Committee;

(iii) The commission of an intentional act by Employee in the performance of Employee’s duties as an employee of the Company or any Affiliate amounting to gross negligence or misconduct or resulting in material injury to the business or property of the Company or Affiliates, all as reasonably determined by the Committee;

(iv) Gross misconduct in, or the continued and willful refusal by the Optionee after written notice by the Company to make himself available for, the performance of the Optionee’s duties for the Company or a subsidiary; or

(v) Suspension due to the direction of any authorized bank regulatory agency that the Optionee be relieved of his duties and responsibilities to the Company or a subsidiary.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the          day of                     , 20    .

MAF BANCORP, INC.

By:
Its:

EMPLOYEE

Printed Name:

APPENDIX A

NAME OF RECIPIENT	NUMBER OF PERFORMANCE UNIT AWARDS
[Name]	[Number]